EXHIBIT 4.6

                                 AMENDMENT NO. 1
                                       TO
                          CONSULTING SERVICES AGREEMENT

         THIS FIRST AMENDMENT TO CONSULTING SERVICES AGREEMENT, dated March 15, 2004 (the "First Amendment"), is by and between Bagswell Capital, LLC (the "Consultant"), and NANNACO, Inc., a Texas corporation (the "Client").

                                    RECITALS

         A. The Consultant and the Client entered into a Consulting Services Agreement dated February 23, 2004, a copy of which is attached hereto as Exhibit A (the "Agreement"), pursuant to which the Consultant agreed to provide certain consulting services to the Client.

         B. Client and Consultant wish to amend Section 2 of the Agreement to provide for additional consideration in exchange for additional consulting services.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing, and the mutual agreements, representations, warranties and covenants contained herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

A. Section 2 of the Agreement shall be deleted in its entirety and is hereby amended to read as follows:

"2.      Consideration.

         Client agrees to pay Consultant, as his fee and as consideration for services provided, 5,000,000 shares of common stock of the Client. By amendment dated March 15, 2004 Client agrees to pay Consultant an additional 2,500,000 shares of common stock of the Client, which shares shall be registered on Form S-8."

EXECUTED on the date first set forth above.

                                            CLIENT:

                                            NANNACO, INC.




                                            By : _________________________
                                            Steve Careaga - CEO




                                            CONSULTANT:

                                            BAGSWELL CAPITAL, LLC



                                            By:___________________________
                                            Name: Daniel Hollis
                                            Its: Director



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